Exhibit 99.1

Global Technologies, Ltd Expands Revenue Stream Through Acquisition and Vendor Approval

ST. PETERSBURG, FL / GlobeNewswire /September 23, 2020 / Global Technologies, Ltd (OTC Pink: GTLL), a holding corporation, which through its subsidiaries, has operations engaged in the online sales of CBD and hemp related products, the acquisition of intellectual property in the safety and security space and as a portal for entrepreneurs to provide immediate access to live shopping, e-commerce, product placement in brick and mortar retail outlets and logistics is pleased to announce that the Company has taken steps to expand its revenue stream through an acquisition and vendor approval.

On September 3, 2020, the Company entered into a Commitment to be Bound by the Amended Operating Agreement to Effect Transfer of Membership Interest in order to facilitate the transfer of 25 Membership Units (the “Units”) issued by Global Clean Solutions, LLC (“Global”) and held in the name of Graphene Holdings, LLC (“Graphene”) to the Company. In exchange for the transfer of the Units to the Company, the Company issued to Graphene a Convertible Promissory Note (the “Note”) in the amount of $250,000. The Note has a term of 6 months, is due on March 3, 2021 and accrues interest at 3% per annum. Upon Closing, the Company holds a twenty-five percent interest in Global.

Global is a purpose-built entity with a focus on supplying and facilitating the sale of Personal Protective Equipment (“PPE”). In addition to the sale of masks, gowns and gloves, Global recently released its two proprietary hand sanitizer brands: (1) Purple Mountain Clean, and (2) Blue Sky Pure.

In addition, the Company’s wholly owned subsidiary, Markets on Main, LLC (“MOM”), was recently approved as a product and dropship vendor for one of the largest live home shopping networks in the country. The approval will allow MOM to begin facilitating the fulfillment of packaging and shipping of certain products sold on live airings and through third party websites.

The company also wishes to remind all shareholders and persons of interest that Global Technologies, Ltd will be making announcements and updates via social media. Updates can be found at our social media channel on Twitter at: https://www.twitter.com/GlobalTechGTLL.

About Global Technologies, Ltd:

Global Technologies, Ltd, based in St. Petersburg, FL, is a holding corporation, which through its subsidiaries, has operations engaged in the online sales of CBD and hemp related products, the acquisition of intellectual property in the safety and security space and as a portal for entrepreneurs to provide immediate access to live shopping, e-commerce, product placement in brick and mortar retail outlets and logistics. For further information, please visit the Company’s website at https://globaltechnologiesltd.info/.

Forward Looking Statements and Disclaimer

Statements made in this press release that express the Company or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. The Company cannot guarantee future financial results; levels of activity, performance or achievements and investors should not place undue reliance on the Company’s forward-looking statements. No information contained in this press release should be construed as any indication whatsoever of the Company’s future financial performance, future revenues or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues or results of operations.

Contact:

Global Technologies, Ltd

(727) 482-1505

info@globaltechnologiesltd.info